UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road
Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2013, Cubic Energy, Inc. (the “Company”) has received a letter from the NYSE MKT LLC (the “Exchange”) indicating that, based upon the Company’s non-compliance with the stockholders’ equity requirements for continued listing and the Exchange’s concerns regarding the Company’s financial viability, as set forth in Sections 1003(a)(i)—(iv) of the Exchange’s Company Guide, the Company’s common stock is subject to delisting from the Exchange.  The Company plans to file an appeal of the determination by requesting an oral hearing before the Listing Qualifications Panel of the Exchange’s Committee on Securities (the “Panel”), which request will stay the delisting determination until at least such time as the Panel renders a determination following the hearing.  The Company is taking steps to address the deficiencies raised by the Exchange; however, there can be no assurance that the Company’s appeal will ultimately be successful.

On January 31, 2013, the Company issued a press release with respect to the foregoing.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary